UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	May 4, 2021

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On May 4, 2021, Navidea Biopharmaceuticals, Inc. (“Navidea” or the “Company”) appointed Amit Bhalla as a director. Mr. Bhalla’s appointment, which is effective May 4, 2021, was made to the class with terms expiring at the Company’s 2022 annual meeting of stockholders.

Mr. Bhalla will participate in the Company's standard compensation program for non-employee directors, as described in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 26, 2021, except that pursuant to a recent amendment to that program, the retainers otherwise payable in cash will be paid 50% in cash and 50% in fully vested shares of the Company’s common stock.

There is no arrangement or understanding between Mr. Bhalla and any other person pursuant to which he was selected as a director of the Company and there are no family relationships between Mr. Bhalla and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Bhalla has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Bhalla entered into a standard Director Agreement with the Company, a form of which was previously filed by the Company with the U.S. Securities and Exchange Commission on May 10, 2016, and which is incorporated by reference herein.

Director Retirements

On May 4, 2021, Y. Michael Rice and Adam D. Cutler each retired as a member of the Company’s board of directors and from the committees thereof, effective immediately. Neither Mr. Rice’s nor Mr. Cutler’s decision to retire was a result of any disagreement with us on any matter relating to our operations, policies or practices.

In connection with their retirement, the Company agreed to accelerate the vesting of stock options and restricted stock held by each of Mr. Rice and Mr. Cutler (with stock options remaining outstanding for one year or the earlier expiration of the 10-year term). The Company also agreed to pay Board and committee fees through June 30, 2021 in the aggregate amount of $21,250 for Mr. Rice and $15,625 for Mr. Cutler. In exchange, the retiring directors provided a release of claims in favor of the Company, agreed to a mutual non-disparagement covenant, and agreed to assist (without additional compensation) in any internal investigation or administrative, regulatory, or judicial proceedings.

Press Release

On May 5, 2021, the Company issued a press release relating to the matters set forth above, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: May 5, 2021	By:	/s/ Jed A. Latkin
Jed A. Latkin
Chief Executive Officer, Chief Operating Officer and Chief Financial Officer